As filed with the Securities and Exchange Commission on March 13, 2007
Registration No. 333-[•]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BANCORPSOUTH, INC.
(Exact name of registrant as specified in its charter)

Mississippi	64-0659571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38801
(662) 680-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aubrey B. Patterson
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38801
(662) 680-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
E. Marlee Mitchell, Esq.
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219
(615) 244-6380
     Approximate date of commencement of proposed sale to the public: From time to time after the Effective Date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Proposed
	Amount	maximum	Proposed maximum	Amount of
	to be	offering price	aggregate offering	registration
Title of each class of securities to be registered	registered	per unit (1)	price	fee
Common Stock, $2.50 par value per share, to be issued upon exercise of stock options (2)	765,000 (3)	$24.98	$19,109,700	$587

(1)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the common stock on the New York Stock Exchange on March 7, 2007.

(2)	The common stock to be registered includes attached rights to purchase shares of the Registrant’s common stock under the Registrant’s shareholder rights plan. Prior to the occurrence of certain events, none of which have occurred as of the date of the filing hereof, the rights will not be exercisable or evidenced separately from the Registrant’s common stock. The value attributable to the rights, if any, is reflected in the value of the common stock and no separate consideration is to be received for the rights.

(3)	By Post-Effective Amendment No. 5 on Form S-3 to the Registration Statement on Form S-4 (Registration No. 333-28081) filed on February 23, 1999, the Registrant previously registered 235,000 shares of the Registrant’s common stock, $2.50 par value per share, to be issued upon the exercise of stock options granted under the BancorpSouth, Inc. 1998 Stock Option Plan (the “Plan”). This automatic shelf registration statement is filed to register an additional 765,000 shares of common stock to be issued upon the exercise of stock options granted under the Plan in connection with an amendment thereto. In the event of a stock split, stock divided or similar transaction involving the common stock, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

Prospectus
765,000 Shares
Common Stock

     This prospectus relates to up to a total of 765,000 shares of BancorpSouth common stock, par value $2.50 per share, issuable upon the exercise of stock options granted under the BancorpSouth, Inc. 1998 Stock Option Plan.
     Our common stock is listed on the New York Stock Exchange under the symbol “BXS.”
     Our principal office is located at One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804 and our telephone number is (662) 680-2000.

     Neither the Securities and Exchange Commission nor any state securities commissioner has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Shares of our common stock are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     You should carefully consider the “Risk Factors” section on page 1 of this prospectus and carefully read the entire prospectus before you make an investment decision.

The date of this prospectus is March 13, 2007.

i

PROSPECTUS SUMMARY
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. This prospectus relates to shares of our common stock issuable upon the exercise of options to purchase shares of our common stock, which options have been granted by us in connection with the conversion of options assumed by us in mergers with other companies. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
THE COMPANY
     BancorpSouth, Inc. is incorporated in Mississippi and is a financial holding company under the Bank Holding Company Act of 1956. We are based in Tupelo, Mississippi and conduct our operations through our bank subsidiary, BancorpSouth Bank, and various banking-related subsidiaries. BancorpSouth Bank conducts commercial banking, trust, insurance and investment services businesses.
RISK FACTORS
     Potential investors are urged to read and consider the risk factors relating to an investment in BancorpSouth, Inc. incorporated by reference herein from Part I, Item 1A of our most recent annual report on Form 10-K. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.
FORWARD-LOOKING STATEMENTS
     This prospectus contains or incorporates by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about our financial condition, results of operations and business. These statements include, but are not limited to, statements about the term of the BancorpSouth, Inc. 1998 Stock Option Plan, the granting of options under the plan, the terms of options granted under the plan, the tax treatment of awards granted under the plan, the exercise of options granted under the plan, our use of proceeds, the price of our common stock, the resale of shares of our common stock received pursuant to the exercise of an option granted under the plan, expenses related to the issuance of shares of common stock under the plan, the payment of commissions in connection with such issuance and the listing of shares of our common stock on the New York Stock Exchange. The forward-looking statements generally include any of the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “should,” “will” or “plans” or other similar expressions.
     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in these forward-looking statements. Many of the factors that could influence or determine actual results are unpredictable and not within our control. In addition, we do not intend to, nor are we obligated to, update these forward-looking statements after this prospectus is distributed, even if new information, future events or other circumstances have made them incorrect or misleading as of any future date.
     Factors that may cause actual results to differ materially from those contemplated by forward-looking statements include, among others, those discussed in the section entitled “Risk Factors,” as well as the following:
•	changes in tax laws;

•	our ability to identify, close and effectively integrate potential acquisitions;

•	fluctuations in our stock price;

•	the impact and applicability of new accounting standards;

•	changes in economic conditions and government fiscal and monetary policies;

•	fluctuations in prevailing interest rates;

•	changes in our operating or expansion strategy;

•	our ability to attract, train and retain qualified personnel;

•	our dependence on existing sources of funding;

•	changes in laws and regulations affecting financial institutions in general;

•	our ability to manage our growth and effectively serve an expanding customer and market base; and

•	other factors generally understood to affect the financial results of financial services companies and other risks detailed from time to time in our news releases and filings with the SEC.
DESCRIPTION OF THE PLAN
     We established the BancorpSouth, Inc. 1998 Stock Option Plan to provide equity-based awards to eligible individuals. The plan provides for the grant of options that qualify as “incentive stock options” under section 422 of the Internal Revenue Code, in limited circumstances, and options that are not so qualified. Incentive stock options and nonqualified stock options are collectively referred to as “options” in this prospectus.
Eligibility
     Options may be awarded under the plan to individuals as an inducement for them to enter into employment with BancorpSouth or its affiliates and to certain other individuals who are not directors or officers of BancorpSouth. Otherwise, the plan only authorizes awarding options to fulfill the terms of mergers or acquisitions in which BancorpSouth is required to convert, replace or adjust options or rights to acquire securities of other entities.
Shares Available for Grant
     The maximum number of shares of our common stock that may be issued pursuant to the exercise of an award under the plan is 1,000,000 shares. This number is subject to adjustment for changes to our capitalization that result from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification. Common stock that is allocated to an option that has terminated may be reserved for issuance upon exercise of a new option.
Duration, Amendment and Termination
     The plan will continue indefinitely but may be terminated or amended by our board of directors at any time. Our shareholders would need to approve any amendment to the plan that would allow our directors or officers to participate in the plan, except where directors or officers are granted options under the plan as an inducement to enter into employment with BancorpSouth or its affiliates.

General Plan Administration
     The plan is administered by the Executive Compensation and Stock Incentive Committee of our board of directors. The committee members are appointed by the board and meet the independence requirements of the New York Stock Exchange. The committee has full discretion to grant options to any individual who is eligible under the terms of the plan. The committee determines the number of shares subject to an option and the terms of exercise (including the exercise price).
Terms of Options
     Grant of Option and Exercise Price. All options are subject to the terms and conditions stated in the plan and in an individual’s option agreement. The exercise price of an option must be at least the fair market value of our common stock on the date of grant, unless the option is issued to replace options that are assumed in a merger or acquisition, in which case the exercise price will be determined by the Executive Compensation and Stock Incentive Committee or the board of directors in a manner that is consistent with section 424(a) of the Internal Revenue Code. Certain restrictions apply to different types of options. The following types of options may be granted:
•	Nonqualified Option: A nonqualified option entitles the holder to purchase stock from us at the price stated in the option agreement. An individual is subject to tax on the exercise of a nonqualified option (see “Federal Tax Information” below).

•	Incentive Option: An incentive option is similar to a nonqualified option, except that the holder can enjoy certain tax advantages (see “Federal Tax Information” below). Incentive options may be granted only to replace incentive stock options that are converted in connection with a merger or acquisition.
     An award under the plan is deemed to be granted at the time the committee approves the grant and determines the number of shares of our common stock that are subject to the award. If an award is granted as a replacement or substitute for awards in connection with a merger or acquisition transaction, the award will be deemed to be granted on the original date of grant by the acquired entity.
     Time and Method of Exercise. Options become vested or exercisable over a period of time that is stated in the applicable option agreement. Individuals may exercise options by notifying us and tendering payment of the exercise price, including amounts that may be required for tax withholdings. Generally, outstanding options will become fully exercisable upon a change in the control of BancorpSouth, as described in the plan. We are required to withhold and pay to the Internal Revenue Service appropriate income and other taxes upon the exercise of a nonqualified option.
     Payment of the exercise price of an option may be made in cash, through a broker-assisted trade or by a method approved by the committee.
     Delivery of Stock. Only whole shares of our common stock will be issued under the plan. We or our transfer agent will deliver newly issued shares of our common stock as soon as administratively feasible after exercise of an option.
     Termination of Options. Rights to acquire stock under an option are forfeited on the date on which an option terminates. Each option agreement will specify the dates on which an option will terminate.
     Transferability. Options granted to an individual under the plan generally are not transferable or assignable, except for transfers by will or the laws of descent and distribution. However, the committee may permit certain transfers of nonqualified options as set forth in the corresponding option agreement.
     Charges, Deductions and Liens. No fees, commissions or other charges are assessed by us for the issuance of our common stock under the plan. The plan makes no provision for liens on an interest of any participant.

Resale Restrictions
     We have registered the shares of our common stock issuable under the plan with the SEC. However, we have adopted an insider trading policy that prohibits an employee of ours or our subsidiaries (and others possessing material, non-public information about us) from buying or selling our common stock at certain times. Federal securities laws also generally prohibit persons from buying or selling our common stock at any time they know material information about us that is not public.
     Individuals who are “affiliates” (a term that generally includes directors, executive officers and 10% shareholders) of BancorpSouth may not sell shares purchased under the plan unless the conditions of Rule 144 under the Securities Act of 1933 are satisfied or the shares are registered for resale with the SEC. For individuals who are not our affiliates, there are no additional restrictions on selling stock acquired under the plan. In all resales, premature disposition of our common stock may result in adverse tax consequences (see “Federal Tax Information” below).
Federal Tax Information
     Generally, an individual does not recognize federal income tax on the grant of an option. In addition, an individual will generally not recognize federal income tax if a previously granted option is assumed or substituted in connection with a merger or acquisition and the number of underlying shares and exercise price are adjusted so that economic benefit of the option does not change as a result of the assumption or substitution and no additional benefits are provided to the option holder. Tax treatment thereafter depends upon the type of option involved and the amount of time it has been held. This summary of tax information is current, but is based on federal tax law that is subject to change at any time.
     Incentive Options. An individual is not subject to tax on the exercise of an incentive option. However, the exercise of an incentive option gives rise to a preference under the Alternative Minimum Tax rules. Alternative Minimum Tax preferences that exceed limits specified in the Internal Revenue Code can result in Alternative Minimum Tax liability in some situations. Otherwise, taxation is postponed until the individual sells the stock acquired through an incentive option. Provided that the individual holds the stock for at least two years after the incentive option is granted and one year after the date of exercise, the individual will be subject to capital gains tax on the difference between the price paid to exercise the incentive option and the fair market value of the stock at the time it is sold. However, if the stock is sold before the end of the holding period for incentive options, the sale is treated as a “disqualifying disposition” and the individual is taxed at ordinary income rates in the year of sale in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the exercise date over the exercise price and (2) the excess of the sale price of the stock over the exercise price. Any additional gain or loss realized on the date of sale in a disqualifying disposition is subject to capital gains tax treatment. Reduced capital gains rates apply if the stock is held for at least 12 months after exercise.
Example 1: Assume an individual is granted an incentive stock option to purchase 100 shares of stock for $25 per share and exercises the option a year later when the stock is worth $35 per share. If the holder sells all 100 shares a year later for $42 per share, the holder will recognize a capital gain of $1,700 ($42 per share less $25 exercise price). If, instead, the value of the stock is $25 at the time of sale, there is no income recognized.
Example 2: Same facts as above, except that the holder sells the stock for $37 per share six months after exercise. This is a “disqualifying disposition” and results in ordinary income of $1,000 ($35 per share value at exercise less $25 exercise price). He will also recognize a capital gain of $200 ($37 value at sale less $35 basis).
Example 3: Same facts as in Example 2, but the stock declined in value to $34 per share at the time of the disqualifying disposition. The sale at a lower price results in ordinary income of $900 ($34 value per share at sale less $25 exercise price).
Example 4: Assume an individual is granted an incentive stock option by target company to purchase 100 shares of target company’s stock for $20 per share and target company is acquired by us one year later when its stock is worth $30 per share. The option has $1,000 of built-in gain at the time of the acquisition. Under the terms of the acquisition, all of the outstanding options to purchase shares of target company’s stock are replaced with options to purchase shares of our common stock. The options to purchase our common stock will be priced so that the $1,000 of built-in gain is preserved, although the number of shares and the per-share exercise price may be adjusted to reflect the conversion of shares of target company stock into shares of our common stock. The subsequent exercise of the option and sale of the stock received would be governed by the principles in the other examples.
     Nonqualified Options. An individual will be taxed at the time he or she exercises a nonqualified option on the difference between the exercise price and the fair market value of our common stock at the time of exercise. This difference is taxed as ordinary compensation income. The individual’s tax basis in our common stock acquired through a nonqualified option is the exercise price plus the amount of taxable income that is recognized. Any gain on the subsequent sale of our common stock acquired through a nonqualified option is subject to capital gains tax treatment. Reduced capital gains rates apply if the stock is held for at least 12 months after exercise.
Example 5: Same facts as in Example 1 above, only the option is nonqualified. There is no taxable event upon grant. Upon exercise, the holder will recognize ordinary income of $1,000 ($35 value at exercise less $25), even though he did not immediately sell the stock. When he sells at $42 per share, he will recognize a capital gain of $700 ($42 value at sale less $35 basis).
     We are entitled to a tax deduction on the amount of ordinary income that the individual recognizes on the exercise of a nonqualified option or upon the disqualifying disposition of our common stock acquired through an incentive option. We do not obtain a tax deduction upon the grant of an option or the exercise of an incentive option.
USE OF PROCEEDS
     Upon the exercise of options granted under the plan, we will receive the exercise price of these options. The exercise price of each option is determined on the date the option is granted under the plan and, accordingly, may vary between options granted under the plan. We intend to use the proceeds from these option exercises for working capital and general corporate purposes. We will not receive any of the proceeds from the resale of any shares of our common stock issued upon exercise of these options or otherwise under this prospectus.
PLAN OF DISTRIBUTION
     We intend to issue shares of our common stock pursuant to this prospectus in connection with the exercise of options we grant under the plan, which shares will be listed on the New York Stock Exchange. We will be responsible for the expenses of any such issuance, other than the exercise price of the options. No commissions, discounts, concessions or other compensation will be paid to any underwriter or broker-dealer in connection with such issuance.
     The decision to exercise the options to purchase shares of our common stock must be made pursuant to each investor’s evaluation of his or her best interests. Our board of directors does not make any recommendation to prospective investors regarding whether they should exercise their options granted under the plan. The shares of common stock obtained upon the exercise of options granted under the plan may be sold from time to time on the New York Stock Exchange, at prices then prevailing, in negotiated transactions or otherwise; however, affiliates of BancorpSouth may not sell shares purchased under the plan unless the conditions of Rule 144 are satisfied or the shares are registered for resale with the SEC. The selling shareholders of shares of our common stock obtained upon the exercise of options may effect these transactions by selling their shares to or through broker-dealers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of shares from whom such broker-dealer may act as agent or to whom they may sell as principal or both.
LEGAL MATTERS
     The validity of shares of our common stock offered under this prospectus will be passed upon on our behalf by Riley, Caldwell, Cork & Alvis, P.A., Tupelo, Mississippi.

EXPERTS
     The consolidated financial statements of BancorpSouth, Inc. as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The audit report to the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets, and Statement of Financial Accounting Standards No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans.
GENERAL PLAN INFORMATION
     The plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under section 401(a) of the Internal Revenue Code.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC under the Securities Act of 1933 an automatic shelf registration statement on Form S-3. The registration statement, including the attached exhibits and schedules, contain additional relevant information about us and our common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.
     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at www.sec.gov that contains reports, proxy statements and other information about us. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     The SEC allows us to “incorporate by reference” information into this prospectus from documents that we have previously filed with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. These documents contain important information about us and our financial condition. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is set forth directly in this document.
     This prospectus incorporates by reference the following documents with respect to us (file number: 1-12991):
1.	Our annual report on Form 10-K for the year ended December 31, 2006;

2.	Our current report on Form 8-K dated March 7, 2007;

3.	The description of our common stock contained in our registration statement on Form 8-A dated May 14, 1997; and

4.	The description of our common stock purchase rights contained in our registration statements on Form 8-A dated May 14, 1997 and March 28, 2001.
     We incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the later of the termination date of the plan and the termination date of any options granted under the plan. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

     You can obtain copies of the documents incorporated by reference in this prospectus without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus, by requesting them in writing or by telephone from us at the following:
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
(662) 680-2000
Attention: Corporate Secretary
     You can also obtain copies of these documents on our website at www.bancorpsouthonline.com on the Investor Relations webpage under the caption “Corporate Governance.”

765,000 Shares
Common Stock

PROSPECTUS

March 13, 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The estimated expenses that we will pay in connection with this offering are as follows:

SEC Registration Fee	$587
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	20,000
Printing Expenses	*
Miscellaneous Expenses	*

Total	$35,587

*	Nominal amount.
Item 15. Indemnification of Directors and Officers.
     A. Restated Articles of Incorporation and Amended and Restated Bylaws.
     BancorpSouth’s restated articles of incorporation provide that it will indemnify and, upon request, advance expenses to any person (or his estate) who was or is a party to, or is threatened to be made a party to, any legal proceeding because he is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at the request of BancorpSouth as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against any liability incurred in that proceeding (a) to the full extent permitted by Section 79-4-8.51 of the Mississippi Business Corporation Act, and (b) despite the fact that such person did not meet the standard of conduct set forth in Section 79-4-8.51(a) of the Mississippi Business Corporation Act or would be disqualified for indemnification under Section 79-4-8.51(d) of the Mississippi Business Corporation Act, if a determination is made by a person or persons enumerated in Section 79-4-8.55(b) of the Mississippi Business Corporation Act that (i) the person seeking indemnity is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (ii) his acts or omissions did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding must be accompanied by an undertaking to repay the advances if it is ultimately determined that he is not entitled to indemnification and he did not meet the requisite standard of conduct, but it need not be accompanied by an affirmation that the person seeking indemnity believed he has met the standard of conduct. BancorpSouth may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her.
     BancorpSouth’s amended and restated bylaws provide that it will indemnify any person who was or is a party or is threatened to be made a party to any legal proceeding (other than a derivative action for which indemnification is described below) because he is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at the request of BancorpSouth as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against any expenses or awards actually and reasonably incurred by such person in connection therewith to the fullest extent provided in BancorpSouth’s restated articles of incorporation and by law. BancorpSouth also will indemnify any person who was or is or is threatened to be made a party to any derivative suit with respect to BancorpSouth because that person is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at the request of BancorpSouth as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action unless he is found to have breached his duty to BancorpSouth to discharge his duties in good faith and with the care which an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests of BancorpSouth, unless, despite such finding of liability, the court determines that he is entitled to indemnity. BancorpSouth’s amended and restated bylaws also provide that BancorpSouth may (i) advance to the person seeking indemnity the expenses incurred in defending a proceeding upon receipt of an undertaking that he will repay amounts advanced unless it ultimately is determined that he is entitled to be indemnified, and (ii) purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at the request of BancorpSouth as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against any liability arising out of his acting as such, whether or not BancorpSouth would have the power to indemnify him against such liability under BancorpSouth’s amended and restated bylaws.
     B. Mississippi Business Corporation Act.
     In addition to the foregoing provisions of BancorpSouth’s restated articles of incorporation and amended and restated bylaws, officers and directors of BancorpSouth and its subsidiaries may be indemnified by BancorpSouth pursuant to Sections 79-4-8.50 through 79-4-8.59 of the Mississippi Business Corporation Act.
     C. Insurance.
     BancorpSouth maintains and pays premiums on an insurance policy on behalf of its officers and directors against liability asserted against or incurred by such persons in or arising from their capacity as such.
     D. Securities and Exchange Commission Policy on Indemnification.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling BancorpSouth pursuant to the foregoing provisions, BancorpSouth has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Item 16. Exhibits.

Exhibit
Number		Description
4.1	–	Specimen Common Stock Certificate (1)

4.2	–	Rights Agreement, dated as of April 24, 1991, including as Exhibit A the forms of Rights Certificate and of Election to Purchase and as Exhibit B the summary of Rights to Purchase Common Shares (2)

4.3	–	First Amendment to Rights Agreement, dated as of March 28, 2001 (3)

4.4	–	Amended and Restated Certificate of Trust of BancorpSouth Capital Trust I (4)

4.5	–	Second Amended and Restated Trust Agreement of BancorpSouth Capital Trust I, dated as of January 28, 2002, between BancorpSouth, Inc., The Bank of New York, The Bank of New York (Delaware) and the Administrative Trustees named therein (5)

4.6	–	Junior Subordinated Indenture, dated as of January 28, 2002, between BancorpSouth, Inc. and The Bank of New York (5)

4.7	–	Guarantee Agreement, dated as of January 28, 2002, between BancorpSouth, Inc. and The Bank of New York (5)

4.8	–	Junior Subordinated Debt Security Specimen (5)

Exhibit
Number		Description
4.9	–	Trust Preferred Security Certificate for BancorpSouth Capital Trust I (5)

4.10	–	Certain instruments defining the rights of certain holders of long-term debt securities of the Registrant are omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K. The Registrant hereby agrees to furnish copies of these instruments to the Securities and Exchange Commission upon request.

5.1	–	Opinion of Riley, Caldwell, Cork & Alvis, P.A.

23.1	–	Consent of KPMG LLP

23.2	–	Consent of Riley, Caldwell, Cork & Alvis, P.A. (included in opinion filed as Exhibit 5.1)

24.1	–	Power of Attorney (incorporated by reference to the signature page on this Registration Statement)

99.1	–	BancorpSouth, Inc. 1998 Stock Option Plan (6)

99.2	–	Amendment to BancorpSouth, Inc. 1998 Stock Option Plan

(1)	Filed as an exhibit to BancorpSouth, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1994 (file number 001-12991) and incorporated by reference thereto.

(2)	Filed as an exhibit to BancorpSouth, Inc.’s Registration Statement on Form 8-A, filed on April 24, 1991 (file number 001-12991) and incorporated by reference thereto.

(3)	Filed as an exhibit to BancorpSouth, Inc.’s Form 8-A/A, filed on March 28, 2001 (file number 001-12991) and incorporated by reference thereto.

(4)	Filed as an exhibit to BancorpSouth, Inc.’s Registration Statement on Form S-3 filed on November 2, 2001 (Registration No. 333-72712) and incorporated by reference thereto.

(5)	Filed as an exhibit to BancorpSouth, Inc.’s Current Report on Form 8-K, filed on January 28, 2002 (file number 001-12991) and incorporated by reference thereto.

(6)	Filed as an exhibit to BancorpSouth, Inc.’s Post-Effective Amendment No. 5 on Form S-3 to the Registration Statement on Form S-4 filed on February 23, 1999 (Registration No. 333-28081) and incorporated by reference thereto.
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tupelo, state of Mississippi, on March 12, 2007.

BANCORPSOUTH, INC.
By:	/s/ AUBREY B. PATTERSON
Aubrey B. Patterson
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Aubrey B. Patterson and L. Nash Allen, Jr., and each of them acting individually, as his attorney in fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

/s/	AUBREY B. PATTERSON	Chairman of the Board,	March 12, 2007

	Aubrey B. Patterson	Chief Executive Officer and Director (principal executive officer)

/s/	L. NASH ALLEN, JR.	Treasurer and Chief Financial	March 12, 2007

	L. Nash Allen, Jr.	Officer (principal financial and accounting officer)

/s/	HASSELL H. FRANKLIN	Director	March 12, 2007

Hassell H. Franklin

/s/	W. G. HOLLIMAN, JR.	Director	March 12, 2007

W.G. Holliman, Jr.

/s/	JAMES V. KELLEY	Chief Operating Officer, President and	March 12, 2007

	James V. Kelley	Director

/s/	LARRY G. KIRK	Director	March 12, 2007

Larry G. Kirk

/s/	TURNER O. LASHLEE	Director	March 12, 2007

Turner O. Lashlee

Name		Title	Date

/s/	GUY W. MITCHELL, III	Director	March 12, 2007

Guy W. Mitchell, III

/s/	R. MADISON MURPHY	Director	March 12, 2007

R. Madison Murphy

/s/	ROBERT C. NOLAN	Director	March 12, 2007

Robert C. Nolan

/s/	W. CAL PARTEE, JR.	Director	March 12, 2007

W. Cal Partee, Jr.

/s/	ALAN W. PERRY	Director	March 12, 2007

Alan W. Perry

/s/	TRAVIS E. STAUB	Director	March 12, 2007

Travis E. Staub

EXHIBIT INDEX AND EXHIBITS

Exhibit
Number		Description
4.1	–	Specimen Common Stock Certificate (1)

4.2	–	Rights Agreement, dated as of April 24, 1991, including as Exhibit A the forms of Rights Certificate and of Election to Purchase and as Exhibit B the summary of Rights to Purchase Common Shares (2)

4.3	–	First Amendment to Rights Agreement, dated as of March 28, 2001 (3)

4.4	–	Amended and Restated Certificate of Trust of BancorpSouth Capital Trust I (4)

4.5	–	Second Amended and Restated Trust Agreement of BancorpSouth Capital Trust I, dated as of January 28, 2002, between BancorpSouth, Inc., The Bank of New York, The Bank of New York (Delaware) and the Administrative Trustees named therein (5)

4.6	–	Junior Subordinated Indenture, dated as of January 28, 2002, between BancorpSouth, Inc. and The Bank of New York (5)

4.7	–	Guarantee Agreement, dated as of January 28, 2002, between BancorpSouth, Inc. and The Bank of New York (5)

4.8	–	Junior Subordinated Debt Security Specimen (5)

4.9	–	Trust Preferred Security Certificate for BancorpSouth Capital Trust I (5)

4.10	–	Certain instruments defining the rights of certain holders of long-term debt securities of the Registrant are omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K. The Registrant hereby agrees to furnish copies of these instruments to the Securities and Exchange Commission upon request.

5.1	–	Opinion of Riley, Caldwell, Cork & Alvis, P.A.

23.1	–	Consent of KPMG LLP

23.2	–	Consent of Riley, Caldwell, Cork & Alvis, P.A. (included in opinion filed as Exhibit 5.1)

24.1	–	Power of Attorney (incorporated by reference to the signature page on this Registration Statement)

99.1	–	BancorpSouth, Inc. 1998 Stock Option Plan (6)

99.2	–	Amendment to BancorpSouth, Inc. 1998 Stock Option Plan

(1)	Filed as an exhibit to BancorpSouth, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1994 (file number 001-12991) and incorporated by reference thereto.

(2)	Filed as an exhibit to BancorpSouth, Inc.’s Registration Statement on Form 8-A, filed on April 24, 1991 (file number 001-12991) and incorporated by reference thereto.

(3)	Filed as an exhibit to BancorpSouth, Inc.’s Form 8-A/A, filed on March 28, 2001 (file number 001-12991) and incorporated by reference thereto.

(4)	Filed as an exhibit to BancorpSouth, Inc.’s Registration Statement on Form S-3 filed on November 2, 2001 (Registration No. 333-72712) and incorporated by reference thereto.

(5)	Filed as an exhibit to BancorpSouth, Inc.’s Current Report on Form 8-K, filed on January 28, 2002 (file number 001-12991) and incorporated by reference thereto.

(6)	Filed as an exhibit to BancorpSouth, Inc.’s Post-Effective Amendment No. 5 on Form S-3 to the Registration Statement on Form S-4 filed on February 23, 1999 (Registration No. 333-28081) and incorporated by reference thereto.